UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: February 27, 2004

                       united investors income properties
             (Exact name of registrant as specified in its charter)


             Missouri                 0-17646                43-1483942
    (State or other jurisdiction     (Commission          (I.R.S. Employer
          of incorporation)          File Number)          Identification
                                                               Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


         Registrant's telephone number, including area code (864) 239-1000







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Item 1.     Changes in Control of Registrant

On February 27, 2004, (i) AIMCO/IPT, Inc., a Delaware corporation ("AIMCO/IPT"), and a wholly owned subsidiary of Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), acquired from Everest Properties, Inc., a California corporation ("Everest"), all of the capital stock of United Investors Real Estate, Inc., a Delaware corporation ("UIRE"), the sole general partner of United Investors Income Properties (the "Partnership"), and (ii) AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO OP"), and the operating partnership of AIMCO, acquired from Everest 14,328 limited partnership units (the "Units") in United Investors Growth Properties, whose sole general partner was also UIRE. The purchase price for the stock of UIRE and the Units was $100,000, which was obtained from available cash balances.

As the sole stockholder of UIRE, AIMCO/IPT is in a position to remove the current directors and elect the directors of UIRE and consequently to control the Partnership. As of February 27, 2004, David I. Lesser and W. Robert Kohorst resigned as directors of UIRE, and AIMCO/IPT appointed Martha L. Long and Peter Kompaniez as directors of UIRE.

Everest had originally acquired the stock of UIRE and the Units from AIMCO/IPT and AIMCO OP, respectively, on May 1, 2003. In connection with the May 1, 2003 transaction, UIRE and the Partnership entered into a Services Agreement (the "Services Agreement") with NHP Management Company ("NHP"), an affiliate of AIMCO, whereby NHP agreed to provide portfolio management services and property management services for the Partnership. Subsequent to AIMCO/IPT's repurchase of UIRE, the Services Agreement was terminated.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    UNITED INVESTORS INCOME PROPERTIES


                                    By:   United Investors Real Estate, Inc.
                                          Its General Partner


                                    By:   /s/Martha L. Long
                                          Martha L. Long
                                          Senior Vice President


                                    Date: March 22, 2004